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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                 AUGUST 12, 2002

                        CASH AMERICA INTERNATIONAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


        TEXAS                   1-9733                      75-2018239
(STATE OF INCORPORATION) (COMMISSION FILE NO.) (IRS EMPLOYER IDENTIFICATION NO.)


                              1600 WEST 7TH STREET
                             FORT WORTH, TEXAS 76102
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (817) 335-1100


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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

        Cash America International, Inc. (the "Company") has issued $42,500,000 of 7.20% senior unsecured notes, due August 12, 2009, pursuant to the Note Agreement dated as of August 12, 2002 among the Company and the "Purchasers" named therein (the "Note Agreement"). The Company has also obtained a new line of credit of $90,000,000 pursuant to the Credit Agreement among the Company, certain lenders named therein, and Wells Fargo Bank Texas, National Association, as Administrative Agent, dated as of August 14, 2002 (the "Credit Agreement"). These new financing arrangements replace the Company's existing indebtedness of approximately $95,000,000 under its previous U.S. line of credit, leaving approximately $37,500,000 in unused availability for working capital and other corporate purposes.

         Copies of the Note Agreement and Credit Agreement are filed with this Report as Exhibits and are incorporated in this Report by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits

10.1 Note Agreement dated as of August 12, 2002 among the Company and the Purchasers named therein for the issuance of the Company's 7.20% Senior Notes due August 12, 2009 in the aggregate principal amount of $42,500,000.

10.2 Credit Agreement among Cash America International, Inc., certain lenders named therein, and Wells Fargo Bank Texas, National Association, as Administrative Agent, dated as of August 14, 2002.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CASH AMERICA INTERNATIONAL, INC.


Date: August 15, 2002              By:  /s/ Hugh A. Simpson
                                      ---------------------------------------
                                            Hugh A. Simpson
                                            Executive Vice President, General
                                            Counsel and Secretary





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                                  EXHIBIT INDEX

EXHIBIT NO.   DESCRIPTION
-----------   -----------
   10.1       Note Agreement dated as of August 12, 2002 among the Company and the Purchasers named therein for the issuance of the Company's
              7.20% Senior Notes due August 12, 2009 in the aggregate principal amount of $42,500,000.

   10.2 Credit Agreement among Cash America International, Inc., certain lenders named therein, and Wells Fargo Bank Texas, National
              Association, as Administrative Agent, dated as of August 14, 2002.




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